Exhibit 23


                         Consent of Independent Auditors


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-17317) pertaining to the Employees Retirement Savings Plan and Trust of Grist Mill Co. of our report dated September 11, 1996, with respect to the financial statements and schedules of The Grist Mill Co. Employees Retirement Savings Plan and Trust included in this Annual Report (Form 11-K) for the year ended May 31, 1996.

                                                           /s/ Ernst & Young LLP

Minneapolis, Minnesota
November 14, 1996